UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):       April 19, 2007
DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       (216) 755-5500

(Former name or former address, if changed since last report.)
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events
Employment Agreement
     On April 19, 2007, Developers Diversified Realty Corporation (the “Company”) and David Oakes entered into an employment agreement (the “Employment Agreement”) under which Mr. Oakes has agreed to serve as the Company’s Executive Vice President and Chief Investment Officer. The Employment Agreement is attached hereto as Exhibit 10.1.
     The Employment Agreement contains an “evergreen” provision that provides for an automatic extension of the agreement for an additional year at the end of each fiscal year, subject to the parties’ termination rights. The agreement can be terminated by the Company with “cause” (as defined below) at any time and without cause upon not less than 90 days prior written notice to the executive. The executive can terminate the agreement, which termination will be treated as a discharge by the Company without “cause,” if the Company materially changes the executive’s duties without consent, the executive’s place of employment is located more than 50 miles from Cleveland, Ohio or the agreement is materially breached by the Company and such breach is not cured within 30 days.
     Under the Employment Agreement, Mr. Oakes will receive a minimum base salary of $350,000, and is eligible for an annual bonus opportunity with a range of from 50% to 125% of annual base salary depending on the level of performance criteria achieved (subject to increases approved by the Executive Compensation Committee of the Board of Directors). Mr. Oakes will participate in the Company’s long-term incentive compensation plans and is entitled to life, disability, medical, hospitalization and dental insurance. The executive also is entitled to participation in retirement and other benefit plans offered by the Company, vacation and sick leave, and participation in equity and other benefit plans made available to senior executive officers of the Company and reimbursement for travel, entertainment and other expenses reasonably and necessarily incurred in connection with the Company’s business. The Employment Agreement also provides that the Company shall name the executive as a social member under the Company’s membership at a country club. In connection with his employment, Mr. Oakes will be eligible to receive certain amounts related to his relocation. Such amounts are subject to forfeiture if Mr. Oakes leaves the Company before April 16, 2008, for reasons other than those set forth in Paragraph 2(c) of the Employment Agreement.
     If the employment is terminated by the Company without cause or due to death or permanent disability, he is entitled to receive (a) a payment equal to such executive’s annual salary plus the amount of the annual bonus payable to such executive prorated up through the date of termination and accrued by the Company as of the month of termination, and (b) continued life, disability, medical, hospitalization and dental insurance for a period of one year following such termination. If a “Change in Control” and a “Triggering Event,” each as defined in the Change in Control Agreement discussed below, occur, then the payments to the executive will be governed by the Change in Control Agreement rather than the Employment Agreement.
     Under the Employment Agreement, the term “cause” means (a) the executive’s fraud, commission of a felony or of an act or series of acts which result in material injury to the business reputation of the Company, commission of an act or series of repeated acts of dishonesty which are materially inimical to the best interests of the Company, or the executive’s willful and repeated failure to perform his or her duties under his or her Employment Agreement, which failure has not been cured within 15 days after the Company gives notice thereof to the executive, or (b) the executive’s material breach of any provision of his or her Employment Agreement, which breach has not been cured in all substantial respects within 10 days after the Company gives notice thereof to the executive. Any controversies between the executive and the Company involving the determination of “cause” shall comply with and be governed by the American Arbitration Association.

     The Employment Agreement also provides that to the extent that any of the payments to be made to the officer under such agreement or such executive’s Change in Control Agreement (as defined below) (including with respect to options and restricted shares, but excluding any units or awards granted or vested pursuant to any Outperformance Long-Term Incentive Plan Agreement or Performance Unit Agreement between the executive and the Company) constitute “excess parachute payments” under certain tax laws, the Company will pay the officer such additional amounts as are necessary to cause him to receive the same after-tax compensation that he would have but for the application of such tax laws.
     The executive has also agreed in his Employment Agreement, during the term of this Employment Agreement and for a period of one year after termination thereof, not to engage in certain activities that compete with the Company, divulge certain confidential information about the Company or solicit or induce the termination of employment of any of the Company’s or its subsidiaries’ employees.
Change in Control Agreement
     On April 19, 2007, the Company also entered into a change in control agreement (a “Change in Control Agreement”) with Mr. Oakes attached hereto as Exhibit 10.2. Under the agreement, certain benefits are payable by the Company if a “Triggering Event” occurs within two years after a “Change in Control.”
     A “Triggering Event” occurs if within two years after a Change in Control (a) the Company terminates the employment of the executive officer, other than in the case of a “Termination For Cause” (as defined below), (b) the Company reduces the executive’s title, responsibilities, power or authority in comparison with his or her title, responsibilities, power or authority at the time of the Change in Control, (c) the Company assigns the executive duties that are inconsistent with the duties assigned to the executive on the date on which the Change in Control occurred and which duties the Company persists in assigning to the executive despite the prior written objection of that executive, (d) the Company reduces the executive’s base compensation, incentive opportunity bonus percentages of salary, his or her group health, life, disability or other insurance programs (including any such benefits provided such executive’s family), his or her pension, retirement or profit-sharing benefits or any benefits provided by the Company’s equity-based award plans, or any substitute therefore, (e) establishes criteria and factors to be achieved for the payment of bonus compensation that are substantially different than the criteria and factors established for other similar officers of the Company, (f) fails to pay the executive any bonus compensation to which such executive is entitled through the achievement of the criteria and factors established for the payment of such bonus, (g) excludes him or her from any plan, program or arrangement in which the other similar officers of the Company are included, or (h) the Company requires the executive to be based at or generally work from any location more than 50 miles from the geographical center of Cleveland, Ohio.
     A “Change in Control” occurs if (a) the Board of Directors or shareholders of the Company approve a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company, (b) any person or other entity (other than the Company, one of its subsidiaries or any of its employee benefit plans (including any trustee of any such plan acting in its capacity as trustee)) purchases any of the Company’s common shares (or securities convertible into common shares) pursuant to a tender or exchange offer without the prior consent of the Board of Directors, or becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company’s outstanding securities, (c) during any two-year period, individuals who at the beginning of such period constitute the entire Board of Directors cease to constitute a majority of the Board of Directors, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period, or (d) a record date is established for determining shareholders of the Company entitled to vote upon (i) a merger or consolidation of the Company with another real estate investment trust, partnership, corporation or other entity in which the Company is not the surviving or continuing entity or in which all or a substantial part of the outstanding common shares are to be converted into or exchanged for cash, securities or other property, (ii) a sale or other disposition of all or substantially all of the assets of the Company or (iii) the dissolution of the Company.
     A “Termination for Cause” occurs if the executive has committed a felony under the laws of the United States of America, or of any state or territory thereof, and has been convicted of that felony, or has pled guilty or nolo contendere with respect to that felony, and the commission of that felony resulted in, or was intended to result in, a loss (monetary or otherwise) to the Company or its clients, customers, directors, officers or employees.
     Within five business days after the occurrence of a Triggering Event, the Company must pay the executive an amount equal to the sum of (a) two times the executive’s effective annual salary on the date of the Triggering Event or the Change in Control, plus (b) two times the greater of the maximum bonus payable to the executive on the date of the Triggering Event or the Change in Control (assuming all performance goals have been achieved in the year of such event). In addition, the Company will provide continued insurance benefits that are comparable to or better than those provided to the executive at the time of the Triggering Event or, if greater, the Change in Control, until the earlier of two years from the date of the Triggering Event and the date the executive becomes eligible to receive comparable or better benefits from a new employer and outplacement services for a period of up to one year. If necessary to comply with Section 409A of the American Jobs Creation Act of 2004, these payments will delayed for six months following termination of employment.
     The Change in Control Agreement also provides that to the extent that any of the payments to be made to the executive under such agreement or such executive’s Employment Agreement (including with respect to options and restricted shares, but excluding any units or awards granted or vested pursuant to any Outperformance Long-Term Incentive Plan Agreement or Performance Unit Agreement between the executive and the Company) constitute “excess parachute payments” under certain tax laws, the Company will pay the executive such additional amounts as are necessary to cause him to receive the same after-tax compensation that he would have but for the application of such tax laws.
Item 9.01  Financial Statements and Exhibits
(c) Exhibits
Exhibit 10.1 Employment Agreement, dated as of April 19, 2007, by and between Developers Diversified Realty Corporation and David Oakes.
Exhibit 10.2 Change in Control Agreement, dated as of April 19, 2007, by and between Developers Diversified Realty Corporation and David Oakes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation
(Registrant)

Date April 24, 2007	/s/ William H. Schafer
William H. Schafer
Executive Vice President and Chief Financial Officer